UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

GENTEX CORPORATION
__________________________________________________________________________________________________________________________________
(Name of registrant as specified in its charter)

__________________________________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2021

On May 7, 2021, Gentex Corporation (the "Company") issued a press release announcing that the Company's 2021 Annual Meeting of Shareholders will be held by means of a virtual only format. The press release and the Notice of Change of Location are being filed herewith as definitive additional soliciting materials. Such materials relate to the Proxy Statement of the Company dated April 9, 2021, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 20, 2021.

THE NOTICE AND PRESS RELEASE INCLUDED HEREIN SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Gentex Announces Virtual Meeting Format
for 2021 Annual Meeting of Shareholders

ZEELAND, MI, May 7, 2021 -- (GLOBE NEWSWIRE) - Gentex Corporation (NASDAQ: GNTX), the Zeeland, Michigan-based supplier of digital vision, connected car, dimmable glass, and fire protection technologies, announced today that due to ongoing government regulations and recommendations regarding COVID-19, and in the interest of the health and well-being of its shareholders, team members, and communities, its 2021 Annual Meeting of Shareholders now will be held in a virtual-only meeting format.

As a result, shareholders will not be able to attend the Annual Meeting in person. The previously announced date and time of the Annual Meeting (Thursday, May 20, 2021, at 4:30 p.m. E.T.) has not changed. Digital copies of the annual report and proxy materials are available online at https://ir.gentex.com/financials-and-filings/annual-reports-and-proxy-statements.

As described in the proxy materials for the Annual Meeting previously distributed, shareholders as of March 23, 2021, the record date, are entitled to attend and participate in the Annual Meeting. To attend and participate in the Annual Meeting, shareholders will need to go to http://www.virtualshareholdermeeting.com/GNTX2021 and, when prompted, enter the 16-digit control number included in their proxy materials. Those without a 16-digit control number may attend the 2021 Annual Meeting as guests, but will not be entitled to ask questions or vote.

Votes will be counted for the following initiatives:
1.    To elect nine directors as set forth in the Proxy Statement.
2.    To ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2021.
3.    To approve, on an advisory basis, the compensation of the Company's named executive officers.
4.    To transact any other business that may properly come before the meeting, or any adjournment thereof.

As the meeting will be held virtually, Gentex encourages all shareholders to vote ahead of the meeting via the Internet, by telephone (1-800-690-6903), or by mail, as detailed on their shareholder proxy materials. Voting will close during the meeting, and results of the vote will be announced at the close of the meeting.
About the Company
Founded in 1974, Gentex Corporation (The NASDAQ Global Select Market: GNTX) is a leading supplier of digital vision, connected car, dimmable glass and fire protection technologies. Visit the Company’s web site at www.gentex.com.
Contact Information:
Gentex Investor Relations
616-772-1590 x5814

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2021

To the Shareholders of Gentex Corporation:

Due to the coronavirus (COVID-19) pandemic and in the interest of the health and well-being of our shareholders, team members and communities, the 2021 Annual Meeting of Shareholders of Gentex Corporation (the "Company") will be held in virtual only meeting format.

As a result, shareholders will not be able to attend the Annual Meeting in person. The previously announced date and time of the Annual Meeting (Thursday, May 20, 2021, at 4:30 p.m. E.T.) has not changed.

As described in the proxy materials for the Annual Meeting previously distributed, shareholders as of March 23, 2021, the record date, are entitled to attend and participate in the Annual Meeting. To attend and participate in the Annual Meeting, shareholders will need to go to http://www.virtualshareholdermeeting.com/GNTX2021 and, when prompted, enter the 16-digit control number included in your proxy materials. During the meeting, shareholders with a 16-digit control number may vote, ask questions, and otherwise participate. The proxy materials previously distributed will not be updated to reflect the change in location, but may continue to be used to vote your shares in connection with the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL MEETING. PLEASE PROMPTLY VOTE VIA THE INTERNET, BY TELEPHONE (1-800-690-6903), OR BY MAIL AS DETAILED IN YOUR PROXY MATERIALS.

BY ORDER OF THE BOARD OF DIRECTORS,

Scott Ryan
Vice President, General Counsel and Corporate Secretary
May 7, 2021